Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Stephen P. Zelnak, Jr., Chief Executive Officer, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Martin Marietta Materials, Inc. and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The 2001 Annual Report on Form 10-K of Martin Marietta Materials, Inc. filed with the Commission on March 27, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Martin Marietta Materials, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me
Signature:	/s/ Stephen P. Zelnak, Jr.	this 13th day of August, 2002

Name:	Stephen P. Zelnak, Jr.
Chairman and Chief Executive Officer

Date:	August 13, 2002	/s/ Notary Public

Notary Public
My Commission Expires: July 11, 2007